EXHIBIT 11.1
     ------------
     COMPUTATION OF NET INCOME PER SHARE
     For the Three and Nine Months Ended September 30, 1997

                                                                Three Months Daily              Nine Months Daily
                             Shares Outstanding                 Weighted Average                Weighted Average
                             ----------------------             -----------------------------   -----------------------------
                                         Common       Number                    Fully                           Fully
                             Common      Equivalent   of Days   Primary         Diluted         Primary         Diluted
                             ---------   ----------   -------   -------------   -------------   -------------   -------------
      January 1, 1997        5,539,178    7,568,842        23                                     127,401,094     174,083,366
      January 24, 1997       5,539,575    7,569,239        32                                     177,266,400     242,215,648
      February 25, 1997      5,541,048    7,570,712         2                                      11,082,096      15,141,424
      February 27, 1997      5,543,007    7,572,671        33                                     182,919,231     249,898,143
      April 1, 1997          5,543,007    7,572,671        15                                      83,145,105     113,590,065
      April 16, 1997         5,543,507    7,573,171        29                                     160,761,703     219,621,959
      May 15, 1997           5,550,618    7,573,168        15                                      83,259,270     113,597,526
      May 30, 1997           5,552,252    7,574,802         7                                      38,865,764      53,023,617
      June 6, 1997           5,555,471    7,574,801         6                                      33,332,826      45,448,808
      June 12, 1997          5,556,641    7,574,800         5                                      27,783,205      37,874,002
      June 17, 1997          5,556,651    7,574,810         1                                       5,556,651       7,574,810
      June 18, 1997          5,564,201    7,574,810         2                                      11,128,402      15,149,619
      June 20, 1997          5,566,152    7,574,809         6                                      33,396,912      45,448,854
      June 26, 1997          5,566,652    7,575,309         5                                      27,833,260      37,876,545
      July 1, 1997           5,566,652    7,575,309        27     150,299,604     204,533,342     150,299,604     204,533,342
      July 28, 1997          5,566,902    7,575,559         4      22,267,608      30,302,236      22,267,608      30,302,236
      August 1, 1997         5,568,072    7,575,558        31     172,610,232     234,842,299     172,610,232     234,842,299
      September 1, 1997      5,774,651    7,575,556         3      17,323,953      22,726,669      17,323,953      22,726,669
      September 4, 1997      6,454,906    7,575,538         1       6,454,906       7,575,538       6,454,906       7,575,538
      Septmeber 5, 1997      7,567,091    7,567,091        26     196,744,366     196,744,366     196,744,366     196,744,366
                                                                -------------   -------------   -------------   -------------
                                                                  565,700,669     696,724,450   1,569,432,588   2,067,268,836
      Divide by Number of Days Included in Period                          92              92             273             273
                                                                -------------   -------------   -------------   -------------
      Weighted Average Shares Outstanding                           6,148,920       7,573,092       5,748,837       7,572,413
      Adjustment for Other Common Stock Equivalents (Stock
        Options)                                                                      139,536                         139,536
                                                                -------------   -------------   -------------   -------------
      Total                                                         6,148,920       7,712,628       5,748,837       7,711,949
                                                                =============   =============   =============   =============

      EXHIBIT 11.1
      ------------
      COMPUTATION OF NET INCOME PER SHARE, CONTINUED
      For the Three and Nine Months Ended September 30, 1997


                                                                Three Months Daily              Nine Months Daily
                             Shares Outstanding                 Weighted Average                Weighted Average
                             ----------------------             -----------------------------   -----------------------------
                                         Common       Number                    Fully                           Fully
                             Common      Equivalent   of Days   Primary         Diluted         Primary         Diluted
                             ---------   ----------   -------   -------------   -------------   -------------   -------------
      Net Income                                                $   2,531,000   $   2,531,000   $   7,093,000   $   7,093,000
      Dividends Declared on Preferred Shares                                0                        (940,000)
                                                                -------------   -------------   -------------   -------------
      Net Income Available to Common Shareholders               $   2,531,000   $   2,531,000   $   6,153,000   $   7,093,000
                                                                =============   =============   =============   =============
      Net Income Per Share                                      $        0.41   $        0.33   $        1.07   $        0.92
                                                                =============   =============   =============   =============

      EXHIBIT 11.1
      ------------
      COMPUTATION OF NET INCOME (LOSS) PER SHARE, CONTINUED
      For the Three and Nine Months Ended September 30, 1996

                                                                Three Months Daily              Nine Months Daily
                             Shares Outstanding                 Weighted Average                Weighted Average
                             ----------------------             -----------------------------   -----------------------------
                                         Common       Number                    Fully                           Fully
                             Common      Equivalent   of Days   Primary         Diluted         Primary         Diluted
                             ---------   ----------   -------   -------------   -------------   -------------   -------------
      January 1, 1996        5,411,022    7,440,686        17                                      91,987,374     126,491,662
      January 18, 1996       5,424,944    7,454,608         8                                      43,399,552      59,636,864
      January 26, 1996       5,425,648    7,455,312        66                                     358,092,768     492,050,592
      April 1, 1996          5,425,648    7,455,312        60                                     325,538,880     447,318,720
      May 31, 1996           5,426,398    7,456,062        31                                     168,218,338     231,137,922
      July 1, 1996           5,426,398    7,456,062         9      48,837,582      67,104,558      48,837,582      67,104,558
      July 10, 1996          5,462,054    7,491,718         1       5,462,054       7,491,718       5,462,054       7,491,718
      July 11, 1996          5,483,264    7,512,928         4      21,933,056      30,051,712      21,933,056      30,051,712
      July 15, 1996          5,498,370    7,528,034         2      10,996,740      15,056,068      10,996,740      15,056,068
      July 17, 1996          5,502,836    7,532,500         5      27,514,180      37,662,500      27,514,180      37,662,500
      July 22, 1996          5,513,970    7,543,634         1       5,513,970       7,543,634       5,513,970       7,543,634
      July 23, 1996          5,526,724    7,556,388         1       5,526,724       7,556,388       5,526,724       7,556,388
      July 24, 1996          5,531,968    7,561,632         2      11,063,936      15,123,264      11,063,936      15,123,264
      July 26, 1996          5,532,469    7,562,132         5      27,552,340      37,810,660      27,662,340      37,810,660
      July 31, 1996          5,532,592    7,562,256        12      66,391,104      90,747,072      66,391,104      90,747,072
      August 12, 1996        5,533,342    7,563,006         1       5,533,342       7,563,006       5,533,342       7,563,006
      August 13, 1996        5,534,342    7,564,006         8      44,274,736      60,512,048      44,274,736      60,512,048
      August 21, 1996        5,534,958    7,564,622         5      27,674,790      37,823,110      27,674,790      37,823,110
      August 26, 1996        5,535,208    7,564,872         2      11,070,416      15,129,744      11,070,416      15,129,744
      August 28, 1996        5,535,828    7,565,492         1       5,535,828       7,565,492       5,535,828       7,565,492
      August 29, 1996        5,537,328    7,566,992        33     182,731,824     249,710,736     182,731,824     249,710,736
                                                                -------------   -------------   -------------   -------------
                                                                  507,722,622     694,451,710   1,494,959,534   2,051,087,470
      Divide by Number of Days Included in Period                          92              92             274             274
                                                                -------------   -------------   -------------   -------------
      Weighted Average Shares Outstanding                           5,518,724       7,548,388       5,456,057       7,485,721
      Adjustment for Other Common Stock Equivalents (Stock
        Options                                                                        65,481                          65,481
                                                                -------------   -------------   -------------   -------------
      Total                                                         5,518,724       7,613,869       5,456,057       7,551,202
                                                                =============   =============   =============   =============

      EXHIBIT 11.1
      ------------
      COMPUTATION OF NET INCOME (LOSS) PER SHARE, CONTINUED
      For the Three and Nine Months Ended September 30, 1996


                                                                Three Months Daily              Nine Months Daily
                             Shares Outstanding                 Weighted Average                Weighted Average
                             ----------------------             -----------------------------   -----------------------------
                                         Common       Number                    Fully                           Fully
                             Common      Equivalent   of Days   Primary         Diluted         Primary         Diluted
                             ---------   ----------   -------   -------------   -------------   -------------   -------------
      Net Income (Loss)                                         $  (3,298,000)  $  (3,298,000)  $     288,000   $     288,000
      Dividends Declared on Preferred Shares                         (471,000)                     (1,414,000)
                                                                -------------   -------------   -------------   -------------
      Net Inoome (Loss) Available to Common Shareholders        $  (3,769,000)  $  (3,298,000)  $  (1,126,000)  $     288,000
                                                                =============   =============   =============   =============
      Net Income (Loss) Per Share                               $       (0.68)  $       (0.68)  $       (0.32)  $       (0.21)
                                                                =============   =============   =============   =============

      Note: Convertible Preferred Stock was antidilutive at September 30, 1996; therefore, primary income (loss) per share was used.